UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

EQM Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	EQM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

Omnibus Agreement

In connection with, and effective upon the completion of, the EQM Merger (defined below), Equitrans Midstream Corporation, a Pennsylvania corporation (ETRN), EQM Midstream Partners, LP, a Delaware limited partnership (EQM), EQGP Services, LLC, a Delaware limited liability company, a wholly owned subsidiary of ETRN and the general partner of EQM (the EQM General Partner), and EQM Midstream Services, LLC, a Delaware limited liability company and the prior general partner of EQM (the Prior General Partner) (collectively, the Parties), mutually agreed to terminate that certain Amended and Restated Omnibus Agreement, dated March 31, 2019, by and among ETRN, EQM, the EQM General Partner and, for the limited purposes set forth therein, the Prior General Partner (the Omnibus Agreement), pursuant to which and among other things, ETRN was granted a license to use certain marks. In connection with such termination, the Parties agreed that the right of ETRN and EQM to utilize or possess the trademarks licensed under the Omnibus Agreement will continue without termination.

Secondment Agreement

Also in connection with the EQM Merger, that certain Secondment Agreement, dated November 13, 2018, by and among ETRN, EQM and the EQM General Partner (the Secondment Agreement), pursuant to which certain operation and management services were provided to EQM, automatically terminated in accordance with its terms upon the termination of the Omnibus Agreement. Certain indemnification obligations included in the Secondment Agreement survived the termination.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

On June 17, 2020, LS Merger Sub, LLC, a Delaware limited liability company (Merger Sub) and an indirect wholly owned subsidiary of ETRN, merged with and into EQM, with EQM surviving the merger (the EQM Merger), pursuant to that certain Agreement and Plan of Merger, dated as of February 26, 2020 (the Merger Agreement), by and among ETRN, EQM LP Corporation, a Delaware corporation and a wholly owned subsidiary of ETRN, Merger Sub, EQM and the EQM General Partner. Upon consummation of the EQM Merger, ETRN acquired all of the outstanding common units representing limited partner interests in EQM (EQM Common Units) that ETRN and its subsidiaries did not already own.

Pursuant to the Merger Agreement, at the effective time of the EQM Merger (the Effective Time), subject to applicable withholding tax, (i) each outstanding EQM Common Unit, other than EQM Common Units owned by ETRN or its subsidiaries, was converted into the right to receive 2.44 shares of ETRN common stock, no par value (ETRN common stock and, such amount, the Merger Consideration); (ii) (x) $600.0 million aggregate principal amount of EQM’s Series A Perpetual Convertible Preferred Units (each, a Series A Preferred Unit) issued and outstanding immediately prior to the Effective Time were redeemed by EQM for cash at 101% of the cash purchase price of $48.77 per Series A Preferred Unit (the Series A Preferred Unit Purchase Price) plus any accrued and unpaid distribution amounts and partial period distribution amounts, and (y) each remaining Series A Preferred Unit issued and outstanding immediately prior to the Effective Time was exchanged for 2.44 shares of a newly authorized and created series of preferred stock, without par value, of ETRN, convertible into ETRN common stock (ETRN Preferred Shares); and (iii) each outstanding phantom unit relating to an EQM Common Unit issued pursuant to the Amended and Restated EQGP Services, LLC 2012 Long-Term Incentive Plan, dated as of February 22, 2019 (the EQM LTIP), and any other award issued pursuant to the EQM LTIP, whether vested or unvested, was converted into the right to receive, with respect to each EQM Common Unit subject thereto, the Merger Consideration (plus any accrued but unpaid amounts in relation to distribution equivalent rights). The interests in EQM owned by ETRN and its subsidiaries (including the Class B units representing limited partner interests of EQM) remain outstanding as limited partner interests in the surviving entity. The EQM General Partner continues to own the non-economic general partner interest in the surviving entity.

Pursuant to the Merger Agreement, ETRN issued approximately 203.1 million shares of ETRN common stock to the holders of EQM Common Units as the Merger Consideration as described above.

The terms of the Merger Agreement were unanimously approved by the conflicts committee (the Conflicts Committee) of the Board of Directors of the EQM General Partner (the Board), which was composed of independent members of the Board. The Conflicts Committee retained independent financial advisors to assist in evaluating the Merger Consideration.

The Merger Agreement is filed as Exhibit 2.1 to EQM’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the SEC) on February 28, 2020, which agreement is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about EQM, ETRN or their respective subsidiaries and affiliates.

Preferred Restructuring Agreement

On February 26, 2020, EQM and ETRN entered into a Preferred Restructuring Agreement (the Restructuring Agreement) with all of the holders of Series A Preferred Units (collectively, the Investors) pursuant to which, at the Effective Time, (i) EQM redeemed $600.0 million aggregate principal amount of the Investors’ Series A Preferred Units issued and outstanding immediately prior to the Effective Time (the Redemption) for cash at 101% of the Series A Preferred Unit Purchase Price plus any accrued and unpaid distribution amounts and partial period distribution amounts and (ii) each remaining Series A Preferred Unit issued and outstanding immediately prior to the Effective Time was exchanged for 2.44 ETRN Preferred Shares (the Private Placement), in each case, in connection with the occurrence of the Series A Change of Control (as defined in EQM’s partnership agreement). Pursuant to the Restructuring Agreement, ETRN issued the ETRN Preferred Shares to the Investors on June 17, 2020.

The Restructuring Agreement is filed as Exhibit 10.1 to EQM’s Current Report on Form 8-K filed with the SEC on February 28, 2020, which agreement is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Restructuring Agreement and is qualified in its entirety by the terms and conditions of the Restructuring Agreement. It is not intended to provide any other factual information about the EQM, ETRN or their respective subsidiaries and affiliates.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with the consummation of the EQM Merger, the New York Stock Exchange (the NYSE) was notified that each outstanding EQM Common Unit issued and outstanding immediately prior to the Effective Time (other than EQM Common Units owned by ETRN or its subsidiaries) was converted, pursuant to the EQM Merger, into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. EQM requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the EQM Common Units from the NYSE and to deregister the EQM Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The EQM Common Units were suspended from trading on the NYSE prior to the opening of trading on June 17, 2020.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the EQM Merger, as of the Effective Time, Thomas F. Karam, Michael A. Bryson, Kenneth M. Burke, Diana M. Charletta, Robert J. Cooper, Kirk R. Oliver and Lara E. Washington stepped down from their respective roles as members of the Board. The decision of each of Messrs. Karam, Bryson, Burke, Cooper and Oliver and Mses. Charletta and Washington to step down as a member of the Board was not the result of any disagreement with the EQM General Partner or EQM on any matter relating to the operations, policies or practices of the EQM General Partner or EQM, and was solely as a result of the EQM Merger.

In addition, as of the Effective Time, Diana M. Charletta, Kirk R. Oliver and Brian P. Pietrandrea were each appointed as a member of the Board and the number of members of the Board was decreased from seven to three.

Mr. Pietrandrea was appointed as Controller of the EQM General Partner in July 2019 and assumed the role of Vice President and Chief Accounting Officer in August 2019. He was appointed Vice President and Chief Accounting of ETRN in August 2019, after serving as controller of certain subsidiaries of ETRN since the separation of EQT Corporation’s (EQT) midstream business from its upstream business (the Separation) on November 12, 2018. Prior to joining ETRN, Mr. Pietrandrea served in various roles of increasing responsibility at a subsidiary of EQT, including Director, Partnership Accounting and Reporting, from October 2013 through February 2017, Controller, from March 2017 through February 2018, and Vice President and Controller, from March 2018 through the Separation.

Item 7.01	Regulation FD Disclosure.

On June 17, 2020, EQM and ETRN issued a joint news release announcing the completion of the EQM Merger. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Also on June 17, 2020 EQM and ETRN will release an updated Investor Presentation (Presentation) to be used from time to time in meetings with investors and analysts. The Presentation will be available under the “Investors” link on ETRN’s website at www.equitransmidstream.com.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, and will not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of February 26, 2020, by and among Equitrans Midstream Corporation, EQM LP Corporation, LS Merger Sub, LLC, EQM Midstream Partners, LP and EQGP Services, LLC, incorporated herein by reference to Exhibit 2.1 to Form 8-K (#001-35574) filed by EQM Midstream Partners, LP on February 28, 2020.

10.1

Preferred Restructuring Agreement, dated as of February 26, 2020, by and among Equitrans Midstream Corporation, EQM Midstream Partners, LP and the Investors party thereto, incorporated herein by reference to Exhibit 10.1 to Form 8-K (#001-35574) filed by EQM Midstream Partners, LP on February 28, 2020.

99.1	Equitrans Midstream Corporation / EQM Midstream Partners, LP News Release, dated June 17, 2020 (furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. EQM Midstream Partners, LP hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQM MIDSTREAM PARTNERS, LP

	By:	EQGP Services, LLC, its general partner

Date: June 17, 2020	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer